Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 8, 2016 (except Note 16, as to which the date is October 14, 2016), with respect to the consolidated financial statements of trivago GmbH, included in the Registration Statement (Form F-1) and the related Prospectus of travel B.V.

/s/ Marcus Senghaas	/s/ Nicole Dietl
Wirtschaftsprüfer	Wirtschaftsprüferin
(German Public Auditor)	(German Public Auditor)

Ernst & Young GmbH
Wirtschaftsprüfungsgesellschaft
Cologne, Germany

November 10, 2016